CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Forum Funds.  Such reference appears in the Statement of Additional Information of Merk Currency Enhanced U.S. Equity Fund under the headings “Independent Registered Public Accounting Firm” and “Financial Statements.”

                                                                                          BBD, LLP

Philadelphia, Pennsylvania
September 9, 2011